                                                                   EXHIBIT 10.39


          CREDIT AGREEMENT dated as of November 12, 1997, between Butler of New Jersey Realty Corp., a New Jersey corporation, as borrower (the "Borrower"), and
                                                                 --------
Fleet Bank, National Association, a national banking association (the "Lender").
                                                                       ------


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, the Borrower has requested that the Lender extend credit to the Borrower in the form of two term loans in the amount of $6,400,000 and $350,000; and

          WHEREAS, the Lender has agreed to make such extension of credit provided that the Borrower grant to the Lender, among other things, a first priority mortgage lien on the property known as 110 Summit Avenue, Montvale, New Jersey on the terms and conditions set forth therein:

          ACCORDINGLY, the parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS


1.1  Defined Terms.  As used in this Agreement, the following terms shall have
     -------------
the following meanings:


          "Affiliate":  as to any Person, (a) any other Person which, directly
           ---------
     or indirectly, is in control of, is controlled by, or is under common control with, such Person, including, without limitation, any joint venture of such Person, or (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or
     (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.



          "Agreement":  this Credit Agreement, as the same may be amended,
           ---------
     supplemented or otherwise modified from time to time.



          "Amortization Expense": of any Person for any period, any amount
           --------------------
     deducted in the determination of Consolidated Net Income of a Person for such period and which would be included in amortization expense, determined on a consolidated basis in accordance with GAAP.



          "Base Rate":  the rate of interest per annum publicly announced by the
           ---------
     Lender from time to time as its reference rate in making loans to borrowers at its principal offices. The Base Rate is not intended to reflect the rate of interest charged to any particular class of borrowers. The applicable rate of interest charged will change automatically and immediately as of the date the Lender changes its Base Rate, without notice.



          "Borrower":  as defined in the Preamble.
           --------



          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
     which commercial banks in New Jersey are authorized or required by law to close.



          "Capital Stock":  any and all shares, interests, participation or
           -------------
     other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.



          "Capital Expenditure":  for any Person for any period, any expenditure
           -------------------
     or commitment to make any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) during such period as calculated on a consolidated basis.



          "Cash Equivalents":  as defined in subsection 6.8(b).
           ----------------



          "Closing Date":  the date on which all the conditions set forth in
           ------------
     Section 4 shall first have been satisfied.



          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
     time.



          "Commonly Controlled Entity": an entity, whether or not incorporated,
           --------------------------
     which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.



          "Consolidated Fixed Charges": of any Person for any period, the sum of
           --------------------------
     (a) Consolidated Interest Expense of such Person for such period; (b) required amortization of Indebtedness of any Person, determined on a consolidated basis in accordance with GAAP, for such period, and (c) any discount or premium relating to such Indebtedness of such Person for any period involved, whether expensed or capitalized.



          "Consolidated Fixed Charge Coverage Ratio": of any Person for any
           ----------------------------------------
     period the ratio of (i) the sum of Consolidated Net Income for such Person for such period plus income taxes deducted in determining such Net Income plus Consolidated Interest Expense, plus Depreciation Expense, plus Amortization Expense minus Capital Expenditures for such period to (ii) Consolidated Fixed

     Charges of such Person for such period.



          "Consolidated Interest Expense": of any Person for any period, the
           -----------------------------
     amount of interest expense, both expensed and capitalized, of such Person, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of the Indebtedness of such Person for such period, determined on a consolidated basis in accordance with GAAP.



          "Consolidated Net Income": of any Person for any period, net income of
           -----------------------
     such Person determined on a consolidated basis in accordance with GAAP for such period.



          "Contractual Obligation": as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound including without limitation any Indebtedness.



          "Default": any of the events specified in Section 8, hereof, whether
           -------
     or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.



          "Depreciation Expense": of any Person for any period, any amount
           --------------------
     deducted in the determination of the Consolidated Net Income of such Person for such period which would be included in depreciation expense, determined in accordance with GAAP.



          "Dollars" and "$": dollars in lawful currency of the United States of
           -------       -
     America.



          "Environmental Laws": any and all foreign, federal, state, local or
           ------------------
     municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.



          "ERISA": the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time.



          "Eurocurrency Reserve Requirement": is the percentage amount
           --------------------------------
     (expressed as a decimal) of reserves that applicable United States laws would require the Lender to maintain with respect to liabilities incurred on the London Interbank Market including, without limitation, reserves required under Regulation D of the Board of Governors of the Federal Reserve System for euro-currency liabilities (as defined in such regulation and deemed, for purposes of this Agreement, to include the Lender's liabilities incurred on the London Interbank Market) without benefit of or credit for pro-ration, exception, or offsets otherwise available from time to time under such regulation.



          "Eurodollar Base Rate": is for each Interest Period the interest rate
           --------------------
     (expressed as a decimal) for deposits in Dollars approximately equal to the then principal amount of the Term Loan and for a one month period, which rate appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the date that is two Business Days prior to the first Business Day of such Interest Period (If such rate does not appear on the Telerate Page 3750, the rate utilized shall be the rate which appears, or if more than one such rate appears, the average of the rates which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two Business Days prior to such date).



          "Eurodollar Rate": with respect to each day during each Interest
           ---------------
     Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):



                             Eurodollar Base Rate
         ------------------------------------------------------------
                    1.00 Eurocurrency Reserve Requirements



                             Eurodollar Base Rate
                             --------------------
                   1.00 - Eurocurrency Reserve Requirements


          "Event of Default": any of the events specified in Section 8, provided
           ----------------                                             --------
     that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.



          "Financing Lease": any lease of property, real or personal, the
           ---------------
     obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.



          "FNB": Fleet National Bank, a national banking association.
           ---



          "Foreign Exchange Contract": contracts under which any Person agrees
           -------------------------
     to purchase or sell on a particular date one type of currency for another type of currency.



          "GAAP": generally accepted accounting principles in the United States
           ----
     of America in effect from time to time.



          "GECC Agreement": the credit agreement between Butler International,
           --------------
     Inc., Butler Service Group, Inc. and General Electric Capital Corporation among others dated as of May 31, 1994 as amended from time to time.

          "Governmental Authority": any nation or government, any state or other
           ----------------------
     political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.



          "Guarantee Obligation": as to any Person, any obligation of such
           --------------------
     Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations of any other third Person in any manner, whether directly or indirectly or otherwise to assure or hold harmless the owner of any primary obligation against loss in respect thereof.



          "Guarantee Liabilities": as defined in Section 7.1.
           ---------------------



          "Guarantor" or "Guarantors":  Butler International, Inc., a Maryland
           ---------      ----------
     corporation, and Butler Service Group, Inc., a New Jersey corporation.



          "Guaranty": the agreement of guaranty entered into by the Guarantors
           --------
     in connection with this Agreement.



          "Indebtedness": of any Person at any date, (a) all indebtedness of
           ------------
     such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of letters of credit or acceptances issued or created for or for the account of such Person, (d) all obligations of such Person under Foreign Exchange Contracts or interest rate swap agreements, and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.



          "Interest Period": each period beginning with the period from the
           ---------------
     Closing Date to the date before the first Payment Date and each period thereafter from a Payment Date to the next Payment Date.



          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).



          "Loan Documents":  the documents in subsection 4.2(a) whose delivery
           --------------
     is a condition to the obligation of the Lender to make the Term Loans and all other documents executed and delivered in connection herewith or therewith, including any amendments, supplements or other modifications to any of the foregoing.

          "Master Agreement": that certain Master ISDA Agreement dated September
           ----------------
     __, 1997 entered into between the Borrower and FNB.



          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
     business, prospects, operations, property or financial condition of the Borrower, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of the Loan Documents or the rights or remedies of the Lender hereunder or thereunder.



          "Material Subsidiary": any Subsidiary of Butler Service Group, Inc.
           -------------------
     which generates 25% or more of the consolidated revenues of Butler Service Group, Inc. or holds assets with 25% or more of the book value of all the assets of Butler Service Group, Inc. and its Subsidiaries, or any Subsidiary of Butler International, Inc. which generates 25% or more of the consolidated revenues of Butler International, Inc. or holds assets with 25% or more of the book value of all the assets of Butler International, Inc. and its Subsidiaries.



          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
     (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.



          "Mortgaged Property": as defined in Section 4.2(b).
           ------------------



          "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
           ------------------
     in Section 4001(a)(3) of ERISA.



          "Non-Excluded Taxes":  as defined in subsection 2.12.
           ------------------



          "Note":  Term Loan A Note and Term Loan B Note.
           ----



          "Participants":  as defined in subsection 8.7(b).
           ------------



          "Payment Date":  A Term Loan A Payment Date or a Term Loan B Payment
           ------------
     Date, as applicable.



          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
     to Subtitle A of Title IV of ERISA.



          "Person":  an individual, partnership, corporation, business trust,
           ------
     joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.



          "Plan":  at a particular time, any employee benefit plan which is
           ----
     covered
     by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.



          "Purchasing Lender":  as defined in subsection 8.7(c).
           -----------------



          "Regulation U":  Regulation U of the Board of Governors of the Federal
           ------------
     Reserve System as now and form time to time hereafter in effect.



          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
     condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.



          "Requirement of Law":  as to any Person, the Certificate of
           ------------------
     Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its material property is subject.



          "Responsible Officer":  the chief executive officer, the president or
           -------------------
     the chief financial officer of the Borrower.



          "Single Employer Plan":  any Plan which is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan.



          "Subsidiary":  as to any Person, a corporation, partnership or other
           ----------
     entity of which more than 50% of the shares of stock, or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity, are at the time owned, directly or indirectly, through one or more intermediaries, or both, by such Person.



          "Term Loans":  Term Loan A and Term Loan B, collectively.
           ----------



          "Term Loan A":  the loan which the Lender has committed to make
           -----------
     pursuant to Section 2.1 of this agreement.



          "Term Loan A Maturity Date":  as defined in subsection 2.1(b).
           -------------------------



          "Term Loan A Note":  as defined in subsection 2.1(c).
           ----------------



          "Term Loan A Payment Date":  as defined in subsection 2.1(b).
           ------------------------



          "Term Loan B":  the loan which the Lender has committed to make
           -----------
     pursuant to Section 2.2 of this agreement.



          "Term Loan B Maturity Date":  as defined in subsection 2.2(b).
           -------------------------



          "Term Loan B Note": as defined in subsection 2.2(c).
           ----------------



          "Term Loan B Payment Date":  as defined in subsection 2.2(b).
           ------------------------



          "UCC":  the Uniform Commercial Code as from time to time in effect in
           ---
     the State of New Jersey.


1.2  Other Definitional Provisions.  (a)  Unless otherwise specified therein,
     -----------------------------
all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2.  THE TERM LOANS

2.1  Term Loan A.  (a)  Subject to the terms and conditions hereof, the Lender
     -----------
hereby agrees to make a term loan to the Borrower in an amount of $6,400,000

("Term Loan A").
-------------

          (b) Term Loan A will be repaid in eighty three consecutive monthly principal payments in the amounts noted next to the Payment Dates on Exhibit C (the date of each such payment being a "Term Loan A Payment Date") and a final
                                        ------------------------
payment on December 1, 2004 of all amounts due under this Agreement which remain unpaid on such date (the "Term Loan Maturity Date").
                          -----------------------

(c) Term Loan A shall be evidenced by a note substantially in the form of Exhibit A hereto (the "Term Loan A Note").
                            ----------------

2.2  Term Loan B.  (a)  Subject to the terms and conditions hereof, the Lender
     -----------
hereby agrees to make a term loan to the Borrower in an amount of $350,000

("Term Loan B").
-------------

          (b) Term Loan B will be repaid in forty seven consecutive monthly principal payments in the amount of $7,291.67 on the first Business Day of each month (the date of each such payment being a "Term Loan B Payment Date") and a
                                              ------------------------
final payment on November 1, 2001 of all amounts due under this Agreement which remain unpaid on such date (the "Term Loan B Maturity Date").
                                 -------------------------

(c) Term Loan B shall be evidenced by a note substantially in the form of Exhibit B hereto (the "Term Loan B Note").
                            ----------------

          2.3  Swap Funding Advances.  In the event that Borrower fails to pay
               ---------------------
any amount that is due and owing to FNB under and pursuant to the Master Agreement (after giving effect to any applicable grace period), then upon demand by FNB, in its sole discretion, Lender shall pay such amount directly to FNB for the account of the Borrower and the Borrower hereby authorizes and consents to such payment by the Lender. The Borrower agrees that (a) FNB shall have no obligation to demand Lender to advance such funds on behalf of the Borrower, (b) the making of such a demand by FNB will not create any obligation to make such a demand in the future and (c) at all times, FNB may chose not to make such demand and choose, instead, to exercise its rights under the Master Agreement. The Borrower shall reimburse Lender for any amount Lender may pay on account of any amount that is due and owing by Borrower to FNB. Such amounts shall be due upon demand and shall bear interest at a rate per annum equal to the rate payable under this Agreement for amounts outstanding under Term Loan B from, and including, the date of payment by Lender to, but excluding, the date Borrower reimburses Lender amount. FNB is an intended third-party beneficiary of Lender's obligations under this section.

          2.4  Optional Prepayments.  With respect to the Term Loans, the
               --------------------
Borrower may upon at least three Business Days' irrevocable notice to the Lender, on any Payment Date prepay the amounts then due to be paid under such Term Loan, without premium or penalty. Any prepayments with respect to any Term Loan shall be in an aggregate principal amount of $100,000 or a whole multiple thereof and shall be applied towards satisfaction of the obligation to make payments in inverse order of maturity. Any amounts repaid or prepaid under the Term Loans may not be reborrowed.

2.5  Fees.  (a)  The Borrower agrees to pay a commitment fee equal to $33,750,
     ----
$16,875 of which was paid upon the acceptance of the commitment letter and the rest of which is payable on the Closing Date.

          (b) In the event that the Borrower makes a prepayment of any principal amounts outstanding on a date other than a Payment Date, whether that payment is made voluntarily or by reason of an acceleration of the payment date of said amount following the occurrence of an Event of Default, the Borrower shall pay to the Lender a Make Whole Fee. A certificate as to the amount of the Make Whole Fee submitted by the Lender to the Borrower setting forth in reasonable detail the basis of computation of such amounts shall be conclusive and binding, in the absence of manifest error, as to the amount due. The "Make Whole Fee"
                                                              --------------
means, for any prepayment prior to a Payment Date, an amount (not less than zero) equal to a fraction, the numerator of which is the product of (i) the amount of said prepayment so prepaid, multiplied by (ii) the Make Whole Rate, multiplied by (iii) the Remaining Term, and the denominator of which is 360, the entire amount of which is discounted to present value using an interest rate set within the reasonable discretion of the Lender. The "Make Whole Rate" means for
                                                      ---------------
any such prepayment (or portion thereof) the per annum rate of interest equal to the difference between (i) interest rate which would have been charged on the amounts outstanding, and (ii) the yield on United States Treasury Obligations as determined by the Lender as of the date of the prepayment for such obligations having a maturity approximately equal to the Remaining Term. "Remaining Term"
                                                               --------------
means the number of days until the Payment Date.

2.6  Interest Rates and Payment Dates.   The Term Loans shall bear interest at a
     --------------------------------
rate per annum equal to the Eurodollar Rate as determined as of the Closing Date and on each Payment Date thereafter plus 2.25%. Interest on the Term Loans shall be payable in arrears on each Payment Date. If an Event of Default shall occur and be continuing all amounts due under the Loan Documents shall bear interest at a rate per annum which is, in the case of overdue principal or interest, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 3.0% from the date of such non-payment until such amount is paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph shall be payable from time to time on demand.

2.7  Computation of Interest and Fees.  (a)  Interest on the Term Loans shall be
     --------------------------------
calculated on the basis of a 360 day year for the actual days elapsed. The Lender shall as soon as practicable notify the Borrower of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirement shall become effective as of the opening of business on the day on which such change in the Base Rate or the Eurocurrency Reserve Requirement becomes effective. The Lender shall as soon as practicable notify the Borrower of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

2.8  Inability to Determine Interest Rate.  If prior to the first day of any
     ------------------------------------
Interest Period the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for the Interest Period the Lender shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given all amounts due under the Term Loans shall bear interest at the Lender's floating Base Rate.

2.9  Illegality.  Notwithstanding any other provisions herein, if any
     ----------
Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain Eurodollar loans all amounts due under the Term Loans shall bear interest at the Lender's floating Base Rate.

2.10  Indemnity.  The Borrower agrees to indemnify the Lender and hold the
      ---------
Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest, (b) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with provisions of this Agreement or (c) the making of a prepayment on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain the Term Loans or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive termination of this Agreement, payment of the outstanding Note and all other amounts payable hereunder.

2.11  Requirements of Law. (a)  If the adoption of or any change in any
      -------------------
Requirement of Law or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:


          (i) shall subject the Lender to any tax of any kind whatsoever with respect to any Loan Document or any Eurodollar loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.12 and changes in the rate of tax on the overall net income of the Lender);



          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or



          (iii)    shall impose on the Lender any other condition;


and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender, upon its demand, any additional amounts necessary to compensate the Lender for such increased cost or reduced amount receivable. If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

          (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such change or compliance (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, after submission by the Lender to the Borrower of a written request therefore, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

2.12  Taxes.  All payments made by the Borrower under any Loan Document shall be
      -----
made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are
                                  ------------------
required to be withheld from any amounts payable to the Lender hereunder or under the Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in any Loan Document. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.[END OF SECTION]

          SECTION 3.  REPRESENTATIONS AND WARRANTIES


          To induce the Lender to enter into this Agreement and to make the Term Loans, the Borrower hereby represents and warrants as follows:

3.1  Financial Condition.  The audited consolidated balance sheets of the Butler
     -------------------
International, Inc. and its Subsidiaries as of December 31, 1996 and the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche, LLP, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly the consolidated financial condition and results of operations of Butler International, Inc. and its Subsidiaries as of such dates. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither Butler International Inc. nor its Subsidiaries has any contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by Butler International, Inc. or its Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of Butler International, Inc. and its Subsidiaries on December 31, 1996.

3.2  No Change.  Since December 31, 1996 (a) there has been no development or
     ---------
event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower.

3.3  Corporate Existence; Compliance with Law.  The Borrower (a) is duly
     ----------------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified could not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, individually or in the aggregate, have a Material Adverse Effect.

3.4  Corporate Power; Authorization; Enforceable Obligations.  The Borrower has
     -------------------------------------------------------
the corporate power and authority to make, deliver and perform its obligations under each of the Loan Documents to which it is a party, and to borrow thereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Loan Documents and to authorize the execution, delivery and performance of the Loan Documents. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is or will be required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement constitutes, and each Loan Document when executed and delivered, will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5  No Legal Bar.  The execution, delivery and performance of any Loan
     ------------
Document, the borrowings thereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

3.6  No Material Litigation.  Except as disclosed in Schedule 3.6, no
     ----------------------
litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to the Loan Documents or any of the transactions contemplated thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

3.7  No Default.  The Borrower is not in default under or with respect to any of
     ----------
its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

3.8  No Burdensome Restrictions.  No Requirement of Law or Contractual
     --------------------------
Obligation of the Borrower has a Material Adverse Effect.

3.9  Taxes.  The Borrower has filed or caused to be filed all tax returns which
     -----
are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

3.10  Subsidiaries.  The Borrower has no Subsidiaries
      ------------

3.11  Federal Regulations; Investment Company Act; Other Regulations.  The
      --------------------------------------------------------------
Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No part of the proceeds of the Term Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

3.12  ERISA.  Except as set forth in Schedule 3.12:
      -----


          (a) Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code and the Borrower has filed all reports required to be filed under ERISA and the Code with respect to each such Plan. The Borrower have satisfied all material requirements imposed by ERISA and the Code with respect to the funding of all Plans.



          (b) Neither a reportable event (as defined in Section 4043 of ERISA) which requires notification to the PBGC nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred or is occurring with respect to any Single Employer Plan established or maintained, or to which contributions have been made by the Borrower or any Commonly Controlled Entity which would have a Material Adverse Effect.



          (c) No events or conditions have occurred and are continuing which would permit any Plan to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to the Mortgaged Property or any other assets of the Borrower or any Commonly Controlled Entity. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans), did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits.



          (d) The Borrower has not had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw partially or completely from any Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

3.13  Purpose of Term Loans.  The proceeds of the Term Loans shall be used by
      ---------------------
the Borrower for repaying existing debt and closing expenses connected with the Term Loans.


3.14  Environmental Matters.  Except as set forth in Schedule 3.14:
      ---------------------


          (a) The properties of Borrower have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, nor (ii) could reasonably be expected to give rise to liability under, Environmental Laws.



          (b) The properties of the Borrower and all operations at such properties are in compliance, and have in the last 5 years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties, or violation of any Environmental Law with respect to such properties which could interfere with the continued operation of such properties or impair the fair saleable value thereof.



          (c) The Borrower has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their respective properties or businesses, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.



          (d) Materials of Environmental Concern have not been transported or disposed of from any property of the Borrower in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could reasonably give rise to liability under, any applicable Environmental Laws.



          (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any of the Borrower is or will be named as a party with respect to any of its properties nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties.



          (f) There has been no release or threat of release of Materials of Environmental Concern at or from any of the properties of the Borrower, or arising from or related to their operations in connection with such properties, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

3.15  Insurance.  Borrower maintains insurance with financially sound and
      ---------
reputable insurance companies on all of its properties in such amounts and against such risks (but, including in any event, product and environmental liability coverage) as are usually insured against by companies engaged in the same or a similar business. ERROR! REFERENCE SOURCE NOT FOUND.

          SECTION 4.  CONDITIONS

          4.1  Closing.  Closing of the Term Loans will occur at the offices of
               -------
McCarter & English located in the City of Newark, New Jersey at 10:00 a.m. on November 12, 1997 or such other location as agreed to by the parties.

          4.2  Conditions to Effectiveness of this Agreement.  The obligation of
               ---------------------------------------------
the Lender to make the Term Loans is subject to the satisfaction on or prior to the Closing Date, of the following conditions precedent:


          (a)  Loan Documents.  The Lender shall have received the following
               --------------
     documents duly executed by the Borrower and any other Person that may be a party to such document: (i) this Agreement, (ii) the Term Note, (iii) the Guaranty, (iv) a mortgage on Mortgaged Property, (v) an assignment of leases effecting the Mortgaged Property, (vi) a UCC financing statement covering items of personal property used in connection with the Mortgaged Property, (vii) the Master Agreement, and (viii) subordination, non-disturbance and attornment agreement for each tenant of the Mortgaged Property which is not a Guarantor.



          (b)  Collateral.  The Lender shall have received: (i) a first priority
               ----------
     perfected mortgage lien on the real property known as 110 Summit Avenue, Montvale, New Jersey (the "Mortgaged Property"), (ii) a first priority perfected security interest in fixtures, furniture, equipment, machinery, books and records, and other personal property located at or used in connection with the Mortgaged Property, and (iii) an assignment of all leases, sub-leases and associated rents for the Mortgaged Property.



          (c)  Corporate Proceedings of the Borrower and Guarantors.  The Lender
               ----------------------------------------------------
     shall have received a copy of the resolutions, in form and substance satisfactory to the Lender, of the Boards of Directors of the Borrower and each of the Guarantors authorizing the execution of the Loan Documents certified by the Secretary of the Borrower and/or the Guarantors as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Lender.



          (d)  Incumbency Certificate.  The Lender shall have received a
               ----------------------
     certificate of the Secretary of the Borrower and each of the Guarantors dated the Closing Date, as to the incumbency and signatures of the officers thereof executing the Loan Documents.



          (e)  Corporate Documents.  The Lender shall have received, (i) true
               -------------------
     and complete copies of the certificate of incorporation and by-laws of the Borrower and each Guarantor, certified as of the Closing Date as complete and correct copies thereof, and (ii) a good standing certificate for the Borrower and each Guarantor from its respective jurisdiction of organization.

          (f)  No Violation.  The consummation of the transactions contemplated
               ------------
     hereby shall not contravene, violate or conflict in any material respect with, nor involve the Lender in any violation of, any Requirement of Law.



          (g) Filings, Registrations and Recordings.  Any documents (including,
              -------------------------------------
     without limitation, financing statements and filings under the Assignment of Claims Act of 1940) required to be filed, and any other actions required to be taken, under or in connection with any of the Loan Documents in order to create or confirm, in favor of the Lender, a perfected security interest in the collateral thereunder shall have been properly filed or taken, as the case may be, and the Lender shall have received evidence satisfactory to it of each such filing, registration, recordation or other action and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.



          (h)  Fees.  The Lender shall have received the fees to be received on
               ----
     the Closing Date referred to in this Agreement.



          (i)  Legal Opinions.  The Lender shall have received the executed
               --------------
     legal opinion of McBreen, McBreen & Kopko, counsel to the Borrower in form and substance satisfactory to the Lender.



          (j)  Other Conditions.  The Borrower shall have satisfied any other
               ----------------
     conditions set forth in the commitment letter from the Lender to the Borrower dated June 19, 1997.

          SECTION 5.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that so long as any amount is owing to the
Lender:


5.1  Financial Statements.  The Borrower. shall furnish to the Lender:
     --------------------


          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Butler International, Inc. and its Subsidiaries, a copy of the audited consolidated and unaudited consolidating balance sheet of Butler International, Inc. and its Subsidiaries including the Borrower as of the end of such year and audited consolidated and unaudited consolidating statements of operations, stockholders' equity and cash flows for such year, setting forth for the consolidated statements, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche, LLP, or other independent certified public accountants of nationally recognized standing;



          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Butler International, Inc., the unaudited consolidated and consolidating balance sheet of Butler International, Inc. and its Subsidiaries including the Borrower as of the end of such quarter and the related unaudited consolidated and consolidating statements of operations, stockholders' equity and cash flows of Butler International, Inc. and its Subsidiaries including the Borrower for such quarter and the portion of the fiscal year through the end of such quarter, setting forth for the consolidated statements, certified by Butler International's chief financial officer as being fairly stated in all material respects when considered in relation to the most recent audited consolidated financial statements of Butler International, Inc.;


all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

5.2  Certificates; Other Information.  The Borrower shall furnish to the Lender:
     -------------------------------


          (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of Butler International's chief financial officer (i) stating that, to the best of such officer's knowledge, the Borrower and each Guarantor during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Note and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) showing in detail calculations supporting such statement in respect of all financial covenants contained in this Agreement;



          (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of Butler International's chief financial officer stating that, to the best of such officer's knowledge, Butler International, Inc. and Butler Service Group, Inc. during such period has observed or performed all of its covenants and other agreements contained in all its material agreements and that such officer has obtained no knowledge of any default under such;



          (c) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) projected consolidated and consolidating financial statements of Butler International, Inc. all in detail and prepared in accordance with GAAP consistently applied and certified by the chief financial officer of Butler International, Inc.;



          (d) within 5 Business Days after filing, copies of all filings with the Securities and Exchange Commission including Form 10Ks and Form 10Qs;



          (e) promptly after receipt thereof, a copy of all management letters from the Borrower's or Guarantor's independent certified public accountants, if and when issued; and



          (f) promptly, such additional financial and other information and copies of such documents and instruments as the Lender may from time to time reasonably request.


5.3  Payment of Obligations.  The Borrower shall pay, discharge or otherwise
     ----------------------
satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith, including by appropriate proceedings, and reserves, in conformity with GAAP with respect thereto, have been provided on the books of the Borrower, as the case may be.

5.4  Conduct of Business and Maintenance of Existence.  The Borrower shall
     ------------------------------------------------
continue to engage in business of the same general type as now conducted by it. The Borrower shall each preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, have a Material Adverse Effect.

5.5  Maintenance of Property; Insurance.  The Borrower shall keep the Mortgaged
     ----------------------------------
Property, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in such amounts and against such risks (but including in any event business interruption, environmental and product liability) as are usually insured against in the same general area by companies engaged in the same or a similar business; furnish to the Lender on an annual basis, and at least thirty days prior to the expiration of any policy of insurance, a certificate demonstrating the existence of such insurance; and upon written request, full information as to details of the insurance carried.

          5.6  Right to Reappraisal and Environmental Tests.  The Lender may at
               --------------------------------------------
any reasonable time, cause an appraisal to be conducted on the Mortgaged Property or cause to be conducted on the Mortgaged Property such environmental
tests as the Lender may reasonably deem desirable.   The Borrower will cooperate
with the making of any such appraisal or environmental tests. The Borrower shall reimburse the Lender for any reasonable out of pocket costs of any such appraisal or environmental tests.


5.7  Notices.  The Borrower shall give notice to the Lender of:
     -------


          (a)  the occurrence of any Default or Event of Default;



          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;



          (c) any litigation or proceeding affecting the Borrower in which the amount involved is $100,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought which, if granted, could have a Material Adverse Effect; and



          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan.


Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or Guarantor proposes to take with respect thereto.


5.8  Environmental Laws.  The Borrower shall:
     ------------------

          (a) Comply with, and ensure compliance by all tenants and subtenants of any real property owned or leased by the Borrower, if any, with, all applicable Environmental Laws except to the extent that failure to do so would not be reasonably expected to have a Material Adverse Effect.

          (b) Obtain and comply with and maintain, and ensure that all such tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not be reasonably expected to have a Material Adverse Effect.

          (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not be reasonably expected to have a Material Adverse Effect.


          5.9  Master Lease; Occupy Mortgaged Property.
               ---------------------------------------

          (a) The Borrower shall maintain a master lease for the Mortgaged Property between the Borrower and Butler Service Group, Inc. Within 30 days prior to the termination of such lease the Borrower shall furnish proof that the lease has been extended to a date later than the Term Loan A Termination Date.

          (b) Butler International, Inc. and its Subsidiaries including the Borrower shall at all times occupy not less than 65% of the Mortgaged Property.

          5.10  Operating Accounts.  The Borrower shall open and  maintain its
                ------------------
primary operating deposit account with the Lender.

          5.11  Additional Guaranties.
                ---------------------

          (a) If any of the existing Subsidiaries of Butler International, Inc., other than the Borrower or any Guarantor under this Agreement, shall become a Material Subsidiary of Butler International, Inc., as reflected in the financial statements provided to the Lender under this Agreement, then upon the written request of the Lender the Borrower shall cause such Material Subsidiary to become a Guarantor hereunder by executing and delivering a Guaranty Agreement Supplement in form and substance satisfactory to the Lender and to deliver such documents as the Lender may reasonably require to establish that the execution and delivery of such supplement was duly authorized by such Material Subsidiary.

          (b) If Butler International, Inc. or any of its Subsidiaries shall, by reason of any merger, asset acquisition or investment, cause there to be a Material Subsidiary which is not a Guarantor hereunder, then the Borrower shall cause such Material Subsidiary, upon the written request of the Lender after such merger, asset acquisition or investment, to become a Guarantor hereunder by executing and delivering a Guaranty Agreement Supplement in form and substance satisfactory to the Lender and to deliver such documents as the Lender may reasonably require to establish that the execution and delivery of such supplement was duly authorized by such Material Subsidiary.


          5.12  Further Assurances.  The Borrower shall execute any and all
                ------------------
further documents, and take all further action which the Lender may reasonably request in order to effectuate the transactions contemplated by the Loan Documents. Without limiting the generality of the foregoing, such further documents and actions shall include the execution of agreements and instruments, and filing Uniform Commercial Code financing statements, in order to effectuate the transactions contemplated by this Agreement and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Loan Documents.[END OF SECTION]

          SECTION 6.  NEGATIVE COVENANTS

          The Borrower hereby agrees that so long as any amount remains outstanding under this Agreement:

6.1 Limitation on Indebtedness.  The Borrower shall not create, incur, assume,
    --------------------------
or suffer to exist any Indebtedness other than the Indebtedness under this Agreement.

6.2  Limitation on Guarantee Obligations.  The Borrower shall not create, incur,
     -----------------------------------
assume, or suffer to exist any Guarantee Obligations.

6.3  Limitation on Liens.  The Borrower shall not create, incur, assume or
     -------------------
suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:


          (a)  Liens in favor of the Lender;



          (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect to taxes which are being contested are maintained on the books of the Borrower, in conformity with GAAP;



          (c) carriers', warehousemen's, construction liens, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;



          (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;



          (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and



          (f) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower.


6.4  Limitations on Fundamental Changes.  The Borrower shall not form, invest in
     ----------------------------------
or make a loan to any Subsidiary, change the corporate structure, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets without the prior written consent of the Lender.

6.5  Limitation on Dividends; Stock Repurchases.  The Borrower shall not declare
     ------------------------------------------
or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower without the prior written consent of the Lender.


6.6  Limitation on Investments, Loans and Advances.  The Borrower shall not make
     ---------------------------------------------
any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person (an "Investment"), except:
 ----------



          (a)  extensions of trade credit in the ordinary course of business;



          (b) investments in (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 180 days from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than 180 days from the date of acquisition of the Lender or of any domestic commercial bank the long-term debt of which is rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or a-2 or the equivalent thereof by Moody's Investors Service, Inc. and having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause
     (ii) above, (iv) commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or a-2 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 180 days after the date of acquisition and (v) securities issued by any municipality in the United States rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or a-2 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 270 days after the date of acquisition ("Cash Equivalents"); and
                                          ----------------



          (c) Investments arising as a result of the compromise or settlement of accounts in the ordinary course of business as generally conducted over a period of time.


6.7  Transactions with Affiliates.  The Borrower shall not enter into any
     ----------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, unless such transaction is in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower is in good faith and is upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

6.8  Sale and Leaseback.  The Borrower shall not enter into any arrangement with
     ------------------
any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower. [END OF SECTION]

          SECTION 7.  EVENTS OF DEFAULT; REMEDIES

          7.1  Events of Default.  The following shall be an "Event of Default":
               ------------------                             ----------------

          (a) The Borrower shall fail to pay any principal of or interest on the Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or other Loan Document shall prove to have been materially incorrect; or

          (c) The Borrower shall default in the observance or performance of any agreement contained in Section 6 of this Agreement; or

          (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e)  There shall be an "Event of Default" under the Guaranty; or

          (f) The Borrower shall (i) default in any payment of principal of or interest on any Indebtedness, or in the payment of any Guarantee Obligation (provided that the principal amount of such Indebtedness or Guarantee Obligation exceeds, individually, or in the aggregate, $100,000), provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation (provided that the principal amount of such Indebtedness or Guarantee Obligation exceeds, individually, or in the aggregate, $100,000) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (g) (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or


          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, or (ii) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) and (ii) above, such event or condition, together with all other such events or conditions, if any, could, in the reasonable judgment of the Lender, subject the Borrower to any tax, penalty or other liabilities that in the aggregate could reasonably be expected to have a Material Adverse Effect; or


          (i) One or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more and (i) all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or (ii) the judgment creditors with respect to such judgments or their successors or assigns shall have commenced enforcement proceedings, which enforcement proceedings shall have remained unstayed for 10 consecutive days; or

          (j) The Borrower shall cease to be a wholly owned subsidiary of a Guarantor; or

          (k) The Borrower shall so assert or the security interests created by any Loan Document shall cease for any reason, unless caused by the action or inaction of the Lender, to be enforceable and of the same effect and priority purported to be created thereby.

          (k) The Consolidated Fixed Charge Coverage Ratio of Butler International, Inc. on the last day of any fiscal quarter for the period including the fiscal quarter then ending and the immediately preceding three fiscal quarters shall be less than 1.00 to 1.00.

          7.2  Acceleration; waiver.  (a)  If an Event of Default specified in
               --------------------
clause (i) or (ii) of paragraph (g) above with respect to the Borrower occurs, the Term

Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Note shall immediately become due and payable.

          (b) If any Event of Default not referenced in Subsection 7.2(a) shall occur, the Lender may by notice of default to the Borrower, declare the Term Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Upon the term Loan becoming due and payable the Lender may exercise in whatever order it chooses, whatever remedies may be available under to the Lender under the Loan Documents, common law, the UCC or otherwise. The Lender shall have no obligation to exercise any remedies that it may have with respect to the Mortgaged Property before proceeding directly against the Borrower, any of its other assets, or otherwise.

          (c) Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.[END OF SECTION]

                           SECTION 8.  MISCELLANEOUS



8.1  Amendments and Waivers.  This Agreement and the Note or any terms hereof or
     ----------------------
thereof may not be amended, supplemented or modified except in accordance with the provisions of this subsection. The Lender, the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Note for the purpose of adding any provisions to this Agreement or the Note or changing in any manner the rights of the Lender or of the Borrower hereunder or thereunder. The Lender may, from time to time, execute written instruments waiving, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences. In the case of any waiver, the Borrower, the Lender shall be restored to their former position and rights hereunder and under the outstanding Note and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Lender shall have the right to charge a fee with respect to any amendment or waiver granted hereunder.


8.2  Notices.  All notices, requests and demands to or upon the respective
     -------
parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of telecopy notice, when received, or, in the case of a nationally recognized courier service, one Business Day after delivery to such courier service, addressed as follows in the case of the Borrower and the Lender or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

The Borrower:    Butler of New Jersey Realty Corp.
                              110 Summit Avenue
                              Montvale, NJ 07645


The Lender:      Fleet Bank, National Association
                              208 Harristown Road
                              Glen Rock, NJ 07452

8.3  No Waiver; Cumulative Remedies.  No failure to exercise and no delay in
     ------------------------------
exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.4  Survival of Representations and Warranties.  All representations and
     ------------------------------------------
warranties made hereunder or under any other Loan Document and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

8.5  Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse
     -----------------------------
the Lender for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Note, and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, provided that any legal fees of the Lender shall be limited to the reasonable fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Note, the other Loan Documents and any such other documents, provided that any legal fees of the Lender shall be limited to the reasonable fees and disbursements of counsel to the Lender, and (c) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, the other Loan Documents and any such other documents. The agreements in this subsection shall survive repayment of the Note and all other amounts payable hereunder.

8.6  Indemnification.  The Borrower will defend, indemnify, and hold harmless
     ---------------
the Lender, its subsidiaries, shareholders, employees, agents, attorneys, officers, and directors, from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to, (a) the execution, delivery, enforcement, performance and administration of any Loan Document, (b) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Materials of Environmental Concern which is at, in, on, under, about, from or affecting the Borrower's property for which the Borrower is in any way responsible, (c) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such materials, (d) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such materials, or (e) any violation or alleged violation of any Environmental Laws by the Borrower. The Borrower shall not, without the prior written consent of the Lender, effect any settlement of any pending or threatened proceeding, claim or action against the Lender, in respect of which the Lender or its parent, subsidiaries, affiliates, employees, agents, officers or directors is a party or would be entitled to seek indemnification hereunder, unless such settlement includes an unconditional release of the Lender and its parent, subsidiaries, affiliates, employees, agents, attorneys, officers or directors from all liability on claims that are the subject matter of such claim, action or other proceeding and is otherwise acceptable to the Lender and its counsel, in their sole discretion. Provided, that the
                                                         --------
Borrower shall have no obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender. The agreements in this subsection shall survive repayment of the Note and all other amounts payable hereunder.

8.7  Successors and Assigns; Participation; Purchasing Lender.
     --------------------------------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

          (b) The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in the Term
                          ------------
Loans. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note for all purposes under this Agreement and the other Loan Documents, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations and the rights of the Participants under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that such Participant shall only be entitled to such right
           --------
of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lender the proceeds thereof as provided in this Agreement. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.8, 2.9, 2.10, 2.11, 2.10, 8.5 and 8.6 with respect to its participation in the Term Loans outstanding from time to time; provided, that no Participant shall be entitled
                               --------
to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more additional banks or financial institutions ("Purchasing Lender") all or any part
                                             -----------------
of its rights and obligations under the Loan Documents.

          (d) The Borrower authorizes the Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee
                               ----------
any and all financial information in the Lender's possession concerning the Borrower and the Borrowers' Affiliates which has been delivered to the Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to the Lender by or on behalf of the Borrower in connection with the Lender's credit evaluation of the Borrower and the Borrowers' Affiliates prior to becoming a party to this Agreement.

          (e) Nothing herein shall prohibit the Lender from pledging or assigning the Note to any Federal Reserve Lender in accordance with applicable law.

8.8  Counterparts.  This Agreement may be executed by one or more of the parties
     ------------
to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.9  Severability.  Any provision of this Agreement which is prohibited or
     ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.10  Integration.  This Agreement and the other Loan Documents represent the
      -----------
agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11  GOVERNING LAW.  THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE
      -------------
PARTIES UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW JERSEY.

8.12  Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and
      -----------------------------------
unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to the Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New Jersey, the courts of the United States of America for the District of New Jersey, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in this Agreement or at such other address of which the Lender shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

8.13  Acknowledgements.  The Borrower hereby acknowledges that:
      ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents;

          (b) the Lender does not have any fiduciary relationship to the Borrower and the relationship between the Lender, on one hand, and the Borrower on the other hand, is solely that of debtor and creditor; and

          (c)  no joint venture exists between the Lender and the  Borrower.

8.14  WAIVERS OF JURY TRIAL.  THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND
      ---------------------
UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Newark, New Jersey by their proper and duly authorized officers as of the day and year first above written.



Butler of New Jersey Realty Corp.
as Borrower


By:  /s/Michael C. Hellriegel
     ------------------------
     Name:  Michael Hellriegel
     Title:  Senior Vice President


Fleet Bank, National Association
as Lender

By:  /s/ Craig Trautwein
     -------------------
     Name:  Craig Trautwein
     Title:  Vice President

Schedules:
   Schedule 3.6  Litigation:  None
   Schedule 3.12  ERISA Matters  None
   Schedule 3.14  Environmental Matters - None

                                   Exhibit A


                          [Form of] Term  Loan A Note



$6,400,000.00                                      NOVEMBER 12, 1997


  BUTLER OF NEW JERSEY REALTY CORP. (the "Borrower"), for value received, hereby promises to pay to the order of FLEET BANK, NATIONAL ASSOCIATION (the "Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of six million four hundred thousand dollars, together with interest from the date hereof on the unpaid principal balance of this Note, payable in accordance with the Credit Agreement dated November 12, 1997 by and between the Borrower and the Lender, as the same may be amended from time to time (the "Agreement"). Interest on any amounts outstanding under this Note shall accrue at the rate provided for in the Agreement. In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law. Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined. This Note is the Term Note referred to in the Agreement, and is entitled to the benefits and is subject to the terms of the Agreement. This Note is repayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. In the event of any conflict between the terms of this Note and the terms of the Agreement, the terms of the Agreement shall control.

  Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived. Upon the occurrence of any Event of Default specified in the Agreement, all amounts then remaining unpaid on this Note may, pursuant to the Agreement, be declared to be immediately due and payable, all as provided in the Agreement. This Note shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of New Jersey. This Note may not be changed orally, but only by an instrument in writing executed pursuant to the provisions of the Agreement.

[Signature of Borrower]

                                   Exhibit B

                          [Form of] Term  Loan B Note



$350,000.00                                        NOVEMBER 12, 1997


  BUTLER OF NEW JERSEY REALTY CORP. (the "Borrower"), for value received, hereby promises to pay to the order of FLEET BANK, NATIONAL ASSOCIATION (the "Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of three hundred and fifty thousand dollars, together with interest from the date hereof on the unpaid principal balance of this Note, payable in accordance with the Credit Agreement dated November 12, 1997 by and between the Borrower and the Lender, as the same may be amended from time to time (the "Agreement"). Interest on any amounts outstanding under this Note shall accrue at the rate provided for in the Agreement. In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law. Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined. This Note is the Term Note referred to in the Agreement, and is entitled to the benefits and is subject to the terms of the Agreement. This Note is repayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. In the event of any conflict between the terms of this Note and the terms of the Agreement, the terms of the Agreement shall control.

  Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived. Upon the occurrence of any Event of Default specified in the Agreement, all amounts then remaining unpaid on this Note may, pursuant to the Agreement, be declared to be immediately due and payable, all as provided in the Agreement. This Note shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of New Jersey. This Note may not be changed orally, but only by an instrument in writing executed pursuant to the provisions of the Agreement.

[Signature of Borrower]

                                   Exhibit C

              [payment dates and notional reductions as per swap]

                                       40